Interim Services Agreement

Effective date of this Agreement is August 6, 2018 Robert Bench

NewBridge Global Ventures, Inc.

626 East 1820 North

Orem, Utah 94097

Dear Bob:

Todd Lee (“Todd,” “me,” “I”) is pleased that NewBridge Global Ventures, Inc. (“Company,” “you” or “your”) has selected me to provide you with outsourced interim services. The services (the “Services”) and fees will be more particularly described on the Schedule attached hereto and will be provided by me.

Engagement. You will be solely responsible for providing me day-to-day guidance, supervision, direction, assistance and other information necessary for the successful and timely completion of the Services. I will have no oversight, control, or authority over the Company or its employees. The Company acknowledges that it is solely responsible for the sufficiency of the Services for its purposes. The Company will designate a management-level individual to be responsible for overseeing the Services, and I will report directly to such individual with respect to the provision of the Services. The Company will not permit or require me to be the ultimate decision making authority for any material decision relating to your business.

Fees and Expenses. You will pay me the fees set forth on the applicable Schedule. In addition, you will reimburse me directly for all travel and out-of-pocket expenses incurred in connection with this agreement.

Payment Terms. Payments to me should be made within 5 days of receipt of invoice, which will not be submitted until the Company has received funding, which is anticipated within 30 to 60 days from the date of this Agreement. Any amounts not paid when due may be subject to a periodic service charge equal to the lesser of 1.5% per month and the maximum amount allowed under applicable law, until such amounts are paid in full, including assessed service charges.

Effective Date and Termination. This agreement will be effective as of the earlier of (i) the date I begin providing Services to the Company under the terms of this agreement (August 6, 2018), and (ii) the date of the last signature to this agreement as indicated on the signature page. In the event that a party commits a breach of this agreement (including any Schedule) and fails to cure the same within 5 days following delivery by the non-breaching party of written notice specifying the nature of the breach, the non-breaching party may terminate this agreement or the applicable Schedule effective upon written notice of such termination. The termination rights set forth in this Section are in addition to and not in lieu of the termination rights set forth in each of the Schedules.

Governing Law, Mediation and Witness Fees.

(a)This agreement will be governed by and construed in accordance with the laws of the State of California.

(b)In the event any dispute or controversy arises between me and the Company relating to the terms and conditions of this Agreement, or the alleged breach thereof, I agree, and the Company agrees that prior to initiating any action in connection with such dispute or controversy we shall submit the dispute or controversy to non-binding mediation to be conducted in California under the Commercial Mediation Rules of the American Arbitration Association. Notwithstanding the foregoing agreement to mediate any such dispute or controversy, (a) upon the passage of 30 days from the date such dispute or controversy is submitted to mediation, either party may commence litigation for the purpose of resolving the dispute or controversy, and (b) the foregoing agreement shall not limit the ability of either party to obtain temporary or permanent injunctive relief at any time for the purpose of restraining a party to this Agreement from any continuing or threatened breach of this Agreement. The parties waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Agreement.

(c)In the event I am requested or authorized by you or required by government regulation, subpoena, or other legal process to produce documents or appear as witnesses in connection with any action, suit or other proceeding initiated by a third party against you or by you against a third party, you will, so long as I am not a party to the proceeding in which the information is sought, reimburse me for my time (based on customary rates) and expenses incurred in responding to such requests. This provision is in addition to and not in lieu of any indemnification obligations the Company may have under this agreement.

Miscellaneous.

(a)This agreement together with all Schedules constitutes the entire agreement between us with regard to the subject matter hereof and supersedes any and all agreements, whether oral or written, between us with respect to its subject matter. No amendment or modification to this agreement will be valid unless in writing and signed by both parties.

(b)If any portion of this agreement is found to be invalid or unenforceable, such provision will be deemed severable from the remainder of this agreement and will not cause the invalidity or unenforceability of the remainder of this agreement, except to the extent that the severed provision deprives either party of a substantial portion of its bargain.

(c)Neither party will be deemed to have waived any rights or remedies accruing under this agreement unless such waiver is in writing and signed by the party electing to waive the right or remedy. The waiver by any party of a breach or violation of any provision of this agreement will not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this agreement.

(d)Neither party will be liable for any delay or failure to perform under this agreement (other than with respect to payment obligations) to the extent such delay or failure is a result of an act of God, war, earthquake, civil disobedience, court order, labor dispute, or other cause beyond such party’s reasonable control.

(e)You may not assign your rights or obligations under this agreement without the express written consent of me. Nothing in this agreement will confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns and me.

(f)The expiration or termination of this agreement or any Schedule will not destroy or diminish the binding force and effect of any of the provisions of this agreement or any Schedule that expressly, or by reasonable implication, come into or continue in effect on or after such expiration or termination, including, without limitation, provisions relating to payment of fees and expenses (including witness fees and expenses and liquidated damage fees), governing law, arbitration, limitation of liability and indemnity.

(g)You agree to reimburse me for all costs and expenses (including, without limitation, reasonable attorneys’ fees, court costs and arbitration fees) incurred by me in enforcing collection of any monies due under this agreement.

I appreciate the opportunity to serve you and believe this agreement accurately reflects our mutual understanding of the terms upon which the Services will be provided. I would be pleased to discuss this agreement with you at your convenience. If the foregoing is in accordance with your understanding, please sign a copy of this agreement and return it to my attention.

Signature Page Follows

/s/ Todd Lee
Todd Lee

Accepted and agreed:

NewBridge Global Ventures, Inc.

By: /s/ Robert Bench
Name: Robert Bench
Title: CFO

Effective Date: August 6, 2018

Schedule to Interim Services Agreement

This Schedule is entered into in connection with that certain Interim Services Agreement, dated August 6, 2018 (the “Agreement”), by and between Todd Lee (“Todd,” “me,” “I”) and NewBridge Global Ventures, Inc. (“Company,” “you” or “your”) and will be governed by the terms and conditions of the Agreement.

Service Description or Position: Fulfill responsibilities as directed by the Company to serve as Control and all associated functions relating to accurate record keeping of the Company’s subsidiaries, consolidations, financial reporting, producing appropriate internal controls, policies and procedures, reporting including preparation of, and presentations to, the Company, its committees and to its associates as directed.

Company Supervisor: Bob Bench

Start Date: August 6, 2018

Minimum Term: The term for this agreement will be through January 31, 2019

Termination:

(a)After the expiration of the minimum term set forth above, either party may terminate this Schedule by providing the other party a minimum of 60 days’ advance written notice and such termination will be effective as of the date specified in such notice, provided that such date is no earlier than 60 days after the date of delivery of the notice. I will continue to provide, and the Company will continue to pay for, the Services until the termination effective date.

(b)I may terminate this Schedule immediately upon written notice to the Company if the Company is engaged in or asks me to engage in or ignore any illegal or unethical activity. The termination rights set forth in this section are in addition to and not in lieu of the termination rights set forth in the Agreement.

Fees: You will pay to me a retainer fee of $3,800 per month until termination as set forth in paragraph (a) above. The retainer fee is expected to cover up to 35 hours per month. Hours over 35 hours per month, spent in the Company’s behalf, will be billed at the rate of $160 per hour. The fee for full travel days will be $500 with no hourly charge for travel time.

Billings: All Fees will be paid monthly.

Out of pocket costs will be billed weekly. Any anticipated out of pocket costs over $1,000 will be discussed prior to incurring those costs.

In the event of a conflict between the terms and conditions of this Schedule and the Agreement, the terms and conditions of the Agreement will control.

Todd Lee		NewBridge Global Ventures, Inc.

By:		By:	/s/ Robert Bench
Name:	Todd Lee	Name:	Robert Bench

Individual		Title:	CFO

Effective Date:		Effective Date:	August 6, 2018